Exhibit 99.7

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-7 of our report dated March 17, 2021, relating to the financial statements of Imperial Metals Corporation.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

May 18, 2021